Exhibit 99.(k)(8)

EXECUTION VERSION

AMENDMENT NO. 2

TO

CREDIT AGREEMENT

AMENDMENT NO. 2 (this “Amendment”), dated as of April 13, 2011, to the Credit Agreement, dated as of April 15, 2009, among Aberdeen Asia-Pacific Income Fund, Inc., a Maryland corporation (the “Borrower”), the Lenders party thereto and The Bank of Nova Scotia, as Administrative Agent, as amended by Amendment No. 1 to Credit Agreement, dated as of April 14, 2010 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

A.            Capitalized terms used herein which are not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

B.            The Borrower has requested an amendment to the Credit Agreement to, among other things, extend the term thereof and the Administrative Agent and the Lenders are willing to agree thereto subject to the terms and conditions hereof.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Notwithstanding anything to the contrary in the Credit Agreement, on the Amendment Effective Date (as defined below):

(a)           Schedule 1 to the Credit Agreement shall be automatically amended and restated in its entirety in the form of Schedule 1 to this Amendment (the “Replacement Schedule”),

(b)           (i) each Lender shall be deemed to have entered into a master assignment and assumption agreement, in form and substance substantially similar to Exhibit A to the Credit Agreement, pursuant to which each Lender shall have assigned to each other Lender a portion of its Loans necessary to reflect proportionately the Commitments as reflected in the Replacement Schedule, (ii) in connection with such assignment, each Lender shall pay to the Administrative Agent, for the account of the other Lenders, such amount as shall be necessary to appropriately reflect the assignment to it of Loans, and (iii) in connection with such master assignment, each Lender may treat the assignment of its LIBOR Loans, if any, as a prepayment thereof for purposes of Section 3.7 of the Credit Agreement, and

(c)           the Borrower shall pay to the Administrative Agent an amount equal to all fees due and owing to the Administrative Agent and the Lenders on the Amendment Effective Date in connection with this Amendment (collectively, the “Amendment Fees”).

Aberdeen Asia-Pacific Income Fund, Inc. — Amendment No. 2 to Credit Agreement

2.             Each of the defined terms “Applicable Rate”, “Commitment Fee Rate” and “Scheduled Commitment Termination Date” contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety, as follows:

“Applicable Rate” means, with respect to each (a) ABR Loan, the Alternate Base Rate, and (b) LIBOR Loan, the Adjusted LIBO Rate plus 1.00%.

“Commitment Fee Rate” means a rate per annum equal to (a) as of any date upon which the aggregate outstanding principal balance of the Loans equals or exceeds 50% of the aggregate Commitments, 0.15%, and (b) as of any other date, 0.25%.

“Scheduled Commitment Termination Date” means April 11, 2012, as the same may be extended from time to time in accordance with Section 2.7.

3.             The defined term “Alternate Base Rate” contained in Section 1.1 of the Credit Agreement is hereby amended by (a) inserting the word “and” immediately before clause (iii) thereof, and (b) deleting the phrase “, and (iv) 7.00%”.

4.             Section 6.1(d) of the Credit Agreement is hereby amended by (a) deleting the word “week” contained in the first sentence thereof, and (b) replacing it with the phrase “calendar month”.

5.             Exhibit G of the Credit Agreement is amended and restated in its entirety in the form of Exhibit G hereto.

6.             Paragraphs 1 through 5 hereof shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)           the Administrative Agent shall have received either (i) one or more counterparts of this Amendment executed on behalf of the Borrower and all of the Lenders or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that the Borrower and all of the Lenders have executed a counterpart of this Amendment;

(b)           the Administrative Agent shall have received a certificate from the Secretary of the Borrower, in all respects satisfactory to the Administrative Agent, (i) certifying as to the incumbency of authorized persons of the Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the Board approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the date hereof, and (iii) certifying that the Borrower’s Organization Documents have not been amended, supplemented or otherwise modified since April 14, 2010 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification;

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(c)           the Administrative Agent shall have received a certificate from a Vice President of the Borrower, in all respects satisfactory to the Administrative Agent, certifying that immediately after giving effect to all of the transactions contemplated by this Amendment No. 2 to occur on or prior to the Amendment Effective Date, no Default shall exist or would occur;

(d)           the Administrative Agent shall have received payment of the Amendment Fees from the Borrower in immediately available funds;

(e)           all other fees and expenses of the Administrative Agent (including the reasonable fees and disbursements of counsel to the Administrative Agent) due and payable on or prior to the Amendment Effective Date shall have been paid;

(f)            the Administrative Agent shall have received written opinions from counsel to the Borrower in form and substance acceptable to the Administrative Agent; and

(g)           the Administrative Agent shall have received copies of a Federal Reserve Form for each Lender whose Commitment set forth on the Replacement Schedule is different from its Commitment immediately prior to giving effect thereto, substantially in the form of Exhibit F to the Credit Agreement, duly executed and delivered by or on behalf of the Borrower, in form and substance acceptable to the Administrative Agent.

7.             The Borrower (a) reaffirms and admits the validity and enforceability of each Credit Document and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation, (c) represents and warrants that, as of the date of the execution and delivery hereof by the Borrower, no Default has occurred and is continuing, and (d) agrees to pay promptly after demand therefor all out-of-pocket fees and expenses incurred by the Administrative Agent (including, without limitation, legal fees and disbursements of counsel to the Administrative Agent) in connection herewith.

8.             In all other respects, the Credit Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Credit Document shall be deemed to be an amendment in respect of any other term or condition contained in any Credit Document.

9.             This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

10.           THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT

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REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ABERDEEN ASIA-PACIFIC INCOME FUND, INC.

By:	/s/ Alan R. Goodson
Name: Alan R. Goodson
Title: Vice President

Aberdeen Asia-Pacific Income Fund, Inc. — Amendment No. 2 to Credit Agreement

THE BANK OF NOVA SCOTIA,
as a Lender and as the Administrative Agent

By:	/s/ David Schwartzbard
Name: David Schwartzbard
Title: Director

Aberdeen Asia-Pacific Income Fund, Inc. — Amendment No. 2 to Credit Agreement

STATE STREET BANK AND TRUST COMPANY,
as a Lender

By:	/s/ Paul J. Koobatian
Name: Paul J. Koobatian
Title: Vice President

Address:
Mutual Fund Lending
Copley Place Tower
Box 5303
Boston, Massachusetts 02206
Attention: Paul J. Koobatian
Telephone: 617 937-8830
Facsimile: 617 937-8889
Email: pjkoobatian@statestreet.com

Aberdeen Asia-Pacific Income Fund, Inc. — Amendment No. 2 to Credit Agreement

BANK OF AMERICA MERRILL LYNCH,
as a Lender

By:	/s/ Menna Cunningham
Name: Menna Cunningham
Title: Assistant Vice President

Address:
One Bryant Park,
NY1-100-32-01,
New York, NY 10036
Attention: Menna Cunningham
Telephone: 646 855-3540
Facsimile: 704 719-8686
Email: menna.j.cunningham@baml.com

Aberdeen Asia-Pacific Income Fund, Inc. — Amendment No. 2 to Credit Agreement

BNP PARIBAS,
as a Lender

By:	/s/ David Seaman
Name: David Seaman
Title: Director

By:	/s/ Frank Sodano
Name: Frank Sodano
Title: Managing Director

Address:
787 Seventh Avenue
New York, New York 10019
Attention: Marguerite Lebon
Telephone: 212 841-3823
Facsimile: 212 841-2533
Email: marguerite.lebon@americas.bnpparibas.com

Aberdeen Asia-Pacific Income Fund, Inc. — Amendment No. 2 to Credit Agreement

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STANDARD CHARTERED BANK,
as a Lender

By:	/s/ Hiren Singharay
Name: Hiren Singharay
Title: Managing Director & Head of Syndications Europe, Africa & South Asia, Standard Chartered Bank

By:
Name:
Title:

Address:
1, Basinghall Avenue
London EC2V 5DD
Attention:
Telephone:
Facsimile:
Email:

Aberdeen Asia-Pacific Income Fund, Inc. — Amendment No. 2 to Credit Agreement

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SCHEDULE 1

List of Lenders and Commitments

LENDER	COMMITMENT
The Bank of Nova Scotia	$325,000,000
State Street Bank and Trust Company	$125,000,000
Bank of America	$75,000,000
BNP Paribas	$50,000,000
Standard Chartered Bank	$25,000,000
TOTAL	$600,000,000

Aberdeen Asia-Pacific Income Fund, Inc. — Amendment No. 2 to Credit Agreement

ABERDEEN ASIA-PACIFIC INCOME FUND - EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement, dated as April 15, 2009, among Aberdeen Asia-Pacific Income Fund, Inc., the Lenders party thereto and The Bank of Nova Scotia, as Administrative Agent, as amended by Amendment No. 1 to Credit Agreement, dated as of April 14, 2010 and Amendment No. 2 to Credit Agreement, dated as of April 13, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.  This Certificate is being delivered pursuant to Section 6.1[(c) or (d)]of the Credit Agreement.

The undersigned, an authorized representative of the Borrower, hereby certifies that as of [fill in the appropriate fiscal quarter-end or month-end date]:

[FOR QUARTERLY COMPLIANCE CERTIFICATE]

1.             [[No Default has occurred and is continuing] or [the following Default[s] [has/have] occurred and [is/are] continuing:                                                                              ].]

[FOR MONTHLY COMPLIANCE CERTIFICATE]

1.             The Adjusted Asset Coverage is set forth below, reasonably detailed calculations of which appear on Schedule A attached hereto:

Adjusted Asset Coverage

          :1.00 (Minimum requirement is 3.00:1.00)

2.             The Net Asset Value is set forth below, reasonably detailed calculations of which (including a list of holdings in the Borrower’s portfolio) appear on Schedule A attached hereto:

Net Asset Value

$                (Minimum requirement is $1,000,000,000)

3.             The aggregate value of all Illiquid Investments of the Borrower does not exceed 10% of Total Net Assets.

4.             The aggregate value of all Unrated Investments of the Borrower does not exceed 10% of Total Net Assets.

5.             The aggregate value of all Distressed Investments of the Borrower does not exceed 10% of Total Net Assets.

6.             The aggregate value of all Asset-backed Securities of the Borrower does not exceed 10% of Total Net Assets.

7.             The aggregate value of all Illiquid Investments, Unrated Investments, Distressed Investments, Asset-backed Securities and Credit Linked Notes of the Borrower does not exceed 25% of Total Net Assets.

8.             The Borrower has not made and does not maintain any Investment in Asset-backed Securities other than (1) Asset-backed Securities listed on Schedule 3 to the Credit Agreement, and (2) Asset-backed Securities rated at least AAA by S&P (or the equivalent rating of another independent rating agency (other than Moody’s) if not so rated by S&P) and at least Aaa by Moody’s (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody’s).

9.             The aggregate value of all Investments of the Borrower issued by any issuer (other than an Exempt Issuer) does not exceed 5% of Total Net Assets.

10.           The aggregate value of all Investments of the Borrower issued by one or more issuers formed or otherwise domiciled in any single nation (other than the United States of America, Canada or the Commonwealth of Australia) does not exceed (a) in the case of New Zealand, 35% of Total Net Assets, (b) in the case of South Korea, 30% of Total Net Assets, or (c) in the case of any other nation, 15% of Total Net Assets.

11.           The aggregate value of all Investments of the Borrower in any single industry (excluding, to the extent included therein, Investments issued by Governmental Issuers) does not exceed 25% of Total Net Assets.

12.           The Borrower has not made, and does not maintain, any Investment in any Credit Linked Note other than Eligible Credit Linked Notes.

13.           The aggregate value of all Investments of the Borrower denominated in the South Korean Won does not exceed 25% of Total Net Assets.

14.           The value of all Excluded Collateral does not exceed 10% of Total Net Assets.

15.           The Borrower has not made and does not maintain any Investment that is inconsistent with the Additional Investment Restrictions, and the Borrower does not maintain any Investment (other than Asset-backed Securities held by the Borrower on the Effective Date) that the Borrower would be prohibited from making on the date hereof.

16.           The Borrower has not entered into any derivative, repo, reverse repo or similar transaction unless (i) the collateral, if any, received or receivable by the Borrower in connection therewith is solely in the form of cash or short-term U.S. treasury securities, and (ii) each counterparty thereto has a minimum senior unsecured unenhanced long term debt rating of at least A- by S&P (or the equivalent rating by another independent rating agency (other than Moody’s) if not so rated by S&P) and at least A3 by Moody’s (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody’s).

17.           Schedule B attached hereto sets forth a list of all Secured Hedging Agreements to which the Borrower is a party on the date hereof, together, in each case, with the marked-to-market value thereof.

18.           Schedule C attached hereto sets forth a list of all Asset-backed Securities of the Borrower on the date hereof, together, in each case, with the rating assigned thereto by S&P (or by another independent rating agency (other than Moody’s) if not rated by S&P) and the rating assigned thereto by Moody’s (or by another independent rating agency (other than S&P) if not rated by Moody’s).

IN WITNESS WHEREOF, I have hereunto set my hand as of this               day of                , 20   .

Name:
Title:

SCHEDULE A

Detailed Calculations

[To be Completed by Borrower]

SCHEDULE B

List of Secured Hedging Agreements

SCHEDULE C

List of Asset-backed Securities